Exhibit 15.a
                                                          ------------




     May 11, 1994





     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549

     Dear Sirs:

     We are aware that Consolidated Rail Corporation has incorporated by reference our report dated April 20, 1994
     (issued pursuant to the provisions of Statement of Auditing
     Standards No. 71) in the following registration statements:

           Registration Statement on Form S-3 No. 33-34040.

           Registration Statement on Form S-3 No. 33-64670.

     We are also aware of our responsibilities under the Securities Act of 1933 and that pursuant to Rule 436(c) our report dated April 20, 1994 shall not be considered part of a registration statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     Yours very truly,



     PRICE WATERHOUSE
     PRICE WATERHOUSE
     Thirty South Seventeenth Street
     Philadelphia, PA  19103